                                   EXHIBIT 11
                                   ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1999
       (Amounts in thousands, except number of shares and per share data)

                                                       Six Months Ended June 30,           Three Months Ended June 30,
                                                       -------------------------           ---------------------------

                                                     1998         1999         1999          1998         1999         1999
                                                      RMB          RMB          US$          RMB           RMB          US$
                                                  -----------  -----------  -----------  -----------  -----------  -----------
BASIC

Net income / (loss) from continuing operations        (7,893)     (28,928)      (3,486)          556      (13,743)      (1,657)

Net loss from discontinued operation,
   net of income taxes                                (1,501)     (12,663)      (1,526)         (984)     (12,209)      (1,471)
                                                  ----------   ----------   ----------   -----------   ----------   ----------

                                                      (9,394)     (41,591)      (5,012)         (428)     (25,952)      (3,128)
                                                  ==========   ==========   ==========   ===========   ==========   ==========
Weighted average number of
    shares of common stock outstanding  :

Share of common stock outstanding                 13,032,215   14,118,751   14,118,751    13,360,637   14,118,751   14,118,751
                                                  ==========   ==========   ==========   ===========   ==========   ==========

Net loss per common share :

Loss from continuing operation                         (0.61)       (2.05)       (0.25)         0.04        (0.97)       (0.12)
                                                  ==========   ==========   ==========   ===========   ==========   ==========
Net loss                                               (0.72)       (2.95)       (0.35)        (0.03)       (1.84)       (0.22)
                                                  ==========   ==========   ==========   ===========   ==========   ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1999
       (Amounts in thousands, except number of shares and per share data)

                                                       Six Months Ended June 30,         Three Months Ended June 30,
                                                       -------------------------          --------------------------

                                                   1998         1999         1999          1998         1999         1999
                                                    RMB          RMB          US$           RMB          RMB          US$
                                                -----------  -----------  -----------  -----------  -----------  -----------

DILUTED

Net income/ (loss) from continuing operation        (7,893)     (28,928)      (3,486)         556      (13,743)      (1,657)

Net loss from discontinued operations,
   net of income taxes                              (1,501)     (12,663)      (1,526)        (984)     (12,209)      (1,471)
                                                ----------   ----------   ----------   -----------   ----------   ----------
Net loss                                            (9,394)     (41,591)      (5,012)        (428)     (25,952)      (3,128)
                                                ==========   ==========   ==========   ===========   ==========   ==========

Weighted average number of shares
    of common stock outstanding:
Share of common stock
    outstanding on January 1                    12,700,142   14,118,751   14,118,751    12,700,142   14,118,751   14,118,751

Conversion of Series B Preferred
    Share                                          332,071            -            -       660,493            -            -

Share issued as a result of rounding
    from reverse stock split                             2            -            -             2            -            -
                                                ----------   ----------   ----------   -----------   ----------   ----------

Weighted average number of
    shares of common stock outstanding          13,032,215   14,118,751   14,118,751    13,360,637   14,118,751   14,118,751

Shares of common stock
 issuable assuming conversion of
 the Convertible Preferred Stock

 - Series A                                               -            -            -            -            -            -
 - Series B                                               -            -            -            -            -            -

Shares of common stock issuable
    assuming conversion of the
    Convertible Debentures on
    August 23, 1996                                       -            -            -            -            -            -

                                                ----------   ----------   ----------   -----------   ----------   ----------

Total weighted average number of
    shares of common stock and
    common stock equivalents
    outstanding                                  13,032,215   14,118,751   14,118,751   13,360,637   14,118,751   14,118,751
                                                 ==========   ==========   ==========   ==========   ==========   ==========

Net loss per common share:
Net income / (loss) from continuing operation         (0.61)       (2.05)       (0.25)        0.04        (0.97)       (0.12)
                                                 ==========   ==========   ==========   ==========   ==========   ==========
Net loss                                              (0.72)       (2.95)       (0.35)       (0.03)       (1.84)       (0.22)
                                                 ==========   ==========   ==========   ==========   ==========   ==========

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